Exhibit 4.12

THE ISSUANCE OF THE SECURITIES EVIDENCED HEREBY WAS NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE OR OTHER SECURITIES LAWS. NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT (I) PURSUANT TO EFFECTIVE REGISTRATIONS UNDER APPLICABLE SECURITIES LAWS OR (II) UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL (OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY) ACCEPTABLE TO THE COMPANY, THAT THE PROPOSED DISPOSITION MAY BE EFFECTED IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS WITHOUT REGISTRATION. ADDITIONAL RESTRICTIONS ON TRANSFER ARE SET FORTH HEREIN.

535,714 SHARES	$0.56 PER SHARE

WARRANT NO. WB-024

(the “Warrant”)

to Series B Preferred Stock,

par value $0.001, of

RUBICON TECHNOLOGY, INC.

THIS IS TO CERTIFY THAT, for value received, Lighthouse Capital Partners IV, L.P., or its registered assigns (the “Holder”), is (subject to the restrictions provided herein) entitled to purchase from Rubicon Technology, Inc., a Delaware corporation (the “Company”), at a purchase price (the “Warrant Price”) of $0.56 per share, up to 535,714 duly authorized, fully paid, validly issued and nonassessable shares of the Company’s Series B Preferred Stock, par value $0.001 (the “Preferred Stock”) or other securities or property for which this Warrant becomes exercisable as provided herein (collectively, the Preferred Stock and any other such securities and property being the “Warrant Shares”), subject to adjustment as provided herein, and is also entitled to exercise the other rights, powers and privileges hereinafter set forth in the Stockholders’ Agreement as amended and restated from time to time. The Company acknowledges that the cash consideration paid by Holder for this Warrant is $10.00 for income tax purposes, that such amount has been duly received by the Company, and that this Warrant is issued in connection with that certain financial accommodation entered into by and between Company as the obligor and Holder as the obligee thereunder. The purchase rights represented by this Warrant are exercisable, in whole or in part, at any time and from time to time, however prior to 5:00 p.m. local time at the location of the Warrant Office (as defined in Section 2.1), from and after October 24, 2003 (the “Grant Date”) and on or prior to the earlier to occur of (i) the tenth anniversary of the Grant Date and (ii) an initial public offering of the company’s capital stock or a merger, consolidation or sale of the Company (the “Expiration Date”)

ARTICLE I

EXERCISE OF WARRANT

1.1 Method of Exercise. To exercise this Warrant in whole or in part, the Holder shall deliver to the Company at the Warrant Office (i) this Warrant together with the subscription notice attached hereto as Exhibit A (the “Subscription Notice”) filled out and duly executed by the Holder indicating the Holder’s election to exercise this Warrant and specifying the number of Warrant Shares to be purchased; and (ii) either a certified or bank cashier’s check payable to the order of the Company in an amount equal to the aggregate purchase price for the number of Warrant Shares being purchased, or provides notice of Holder’s net issuance Conversion Right election referenced in Section 1.2 herewith. Subject to the restrictions provided herein, the Company shall as promptly as practicable, and in any event within 14 days thereafter, execute and deliver or cause to be executed and delivered, in accordance with the Subscription Notice, a single certificate in the name of the Holder representing the aggregate

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number of Warrant Shares specified in the Subscription Notice. Such certificate shall be deemed to have been issued, and the Holder shall be deemed for all purposes to have become a holder of record of such shares, as of the date the Subscription Notice is actually received by the Company with payment as provided above. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of such certificate or certificates, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the remaining Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of such stock certificates and new Warrants.

1.2 Right to Convert Warrant into Stock: Net Issuance.

(a) Right to Convert. In addition to and without limiting the rights of the Holder under the terms of this Warrant, the Holder shall have the right (the “Conversion Right”) to convert this Warrant or any portion hereof into Warrant Shares as provided in this Section 1.2 at any time that this Warrant is otherwise exercisable during the term of this Warrant. Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of the Warrant Price) that number of fully paid and nonassessable Warrant Shares equal to the quotient of (i) the number of Warrant Shares purchasable under this Warrant (or the portion thereof being exercised); multiplied by the difference of (A) the Fair Market Value of one (1) Warrant Share; minus (B) the Warrant Price; divided by (ii) the Fair Market Value of one (1) Warrant Share.

(b) Method of Exercise. The Conversion Right may be exercised by the Holder by the surrender of this Warrant, at the Warrant Office, together with the Subscription Notice specifying that the Holder thereby intends to exercise the Conversion Right and indicating the number of Warrant Shares with respect to which the Holder intends to exercise this Warrant. The Holder shall also deliver therewith additional consideration, if any, such that the aggregate consideration received by the Company in respect of any Warrant Shares is at least equal to the par value of any Warrant Shares having a par value, or the stated capital of any Warrant Shares not having a par value. The conversion shall be effective on the date which is the later of (i) receipt by the Company of the items described above; or (ii) a date specified in the Holder’s notice to the Company.

1.3 No Fractional Shares to be Issued. The Company shall not be required upon any exercise or conversion of this Warrant to issue a certificate representing any fraction of a share, but, in lieu thereof, may pay to the Holder cash in an amount equal to a corresponding fraction (calculated to the nearest 1/100th of a share) of the Fair Market Value of one Warrant Share as of the date of receipt by the Company of notice of exercise of this Warrant.

1.4 Legend on Warrant Shares. Each certificate for Warrant Shares initially issued upon exercise of this Warrant, unless at the time of exercise such Warrant Shares are registered under the Securities Act of 1933, as amended (the “Act”) and applicable state securities laws, shall bear a legend in substantially the following form (and any additional legend required by law or by any securities exchange upon which such Warrant Shares may, at the time of such exercise, be listed):

THE ISSUANCE OF THE SHARES EVIDENCED HEREBY WAS NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE OR OTHER SECURITIES LAWS. NEITHER THE SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT (I) PURSUANT TO EFFECTIVE REGISTRATIONS UNDER APPLICABLE SECURITIES LAWS OR (II) UPON DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL (OR OTHER EVIDENCE SATISFACTORY TO THE CORPORATION) ACCEPTABLE TO THE CORPORATION, THAT THE PROPOSED DISPOSITION MAY BE EFFECTED IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS WITHOUT REGISTRATION.

THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS, A FULL SUMMARY OR STATEMENT OF ALL OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL, OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS

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OR RESTRICTIONS OF SUCH POWERS, PREFERENCES AND/OR RIGHTS. ANY SUCH REQUEST SHOULD BE ADDRESSED TO THE SECRETARY OF THE CORPORATION.

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement which has become effective under the Act of the securities represented thereby) shall also bear such legend unless, in the opinion of such counsel as shall be approved by the Company, the securities represented thereby need no longer be subject to the restrictions contained in Article III. The provisions of Article III shall be binding upon all subsequent holders of this Warrant.

1.5 Automatic Exercise. Immediately before the expiration or termination of this Warrant, to the extent this Warrant is not previously exercised, and if the Fair Market Value of one share of whichever is applicable of either (i) the Preferred Stock subject to this Warrant or (ii) the Company’s Common Stock issuable upon conversion of the Preferred Stock subject to this Warrant, is greater than the Warrant Price, then in effect as adjusted pursuant to this Warrant, then this Warrant shall be deemed automatically exercised pursuant to Section 1.2(a) above, even if not surrendered. To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section, the Company agrees to promptly notify the Holder of the number of Warrant Shares, if any, the holder hereof is to receive by reason of such automatic exercise.

1.6 Stockholders’ Agreement. In connection with any exercise of this Warrant, the Company may require that the Holder enter into and become bound by the terms and conditions of any stockholders’ agreement by and among the Company and the stockholders of the Company, provided such terms and conditions are applied to Holder in the same manner as any other stockholder of the Company. Company, within thirty days of Grant Date, and within thirty days of any subsequent revisions to stockholders’ agreement, shall deliver to Holder each stockholders’ agreement as amended and restated from time to time.

1.7 Notwithstanding Section 1.6 above, beginning on the date whereby Company no longer has any indebtedness owed to Holder under any Loan and Security Agreement or Revolver or Other Agreement, and until the earlier of the Expiration Date or the tenth anniversary of the Grant Date, Company shall cause to be furnished to Holder, (i) the audited fiscal year end financial statements of Company no later 120 days after the related fiscal year end, and (ii) internal quarterly financial statements of Company no later than 45 days after the related quarter end. Each financial statement to be furnished to Holder must be prepared in accordance with generally accepted accounting principles, consistently applied.

Article II

WARRANT OFFICE; TRANSFER

DIVISION OR COMBINATION OF WARRANTS

2.1 Warrant Office. The Company shall maintain an office for certain purposes specified herein (the “Warrant Office”), which office shall initially be the Company’s office at 9931 Franklin Avenue, Franklin Park, Illinois 60131 and may subsequently be such other office of the Company or of any transfer agent in the continental United States as to which written notice has been given to the Holder.

2.2 Warrant Non-Transferable; Ownership of Warrant. This Warrant and all rights hereunder may not be transferred, sold, hypothecated or assigned, without the prior written consent of the Company which shall be promptly provided on the condition that Holder has complied with the provisions of Article III hereof. The Company may deem and treat the Person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in this Article II.

2.3 Warrant Register. Subject to Section 2.2 and Article III hereof, the Company shall maintain at the Warrant Office books for the registration of warrants and the registration of transfers of warrants. To effect a transfer of this Warrant upon satisfaction of the provisions of Section 2.2 and Article III the Holder shall surrender this Warrant at the Warrant Office, together with a written assignment of this Warrant duly executed by the Holder or the Holder’s duly authorized agent or attorney and funds sufficient to pay any transfer taxes payable upon the

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making of such transfer. Upon such surrender and payment the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and this Warrant shall be canceled.

2.4 Division or Combination of Warrants. This Warrant may be divided or combined with other warrants exercisable at the same Warrant Price upon presentation hereof and of any warrant or warrants with which this warrant is to be combined at the Warrant Office, together with a written notice specifying the names and denominations in which new warrants are to be issued, signed by the Holder and the holders thereof or their respective duly authorized agents or attorneys. Subject to compliance with Sections 2.2 and 2.3 and Article III as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new warrant or warrants in exchange for the warrant or warrants to be divided or combined in accordance with such notice.

2.5 Expenses of Delivery of Warrants. The Company shall pay all expenses, taxes (other than transfer taxes incurred by Holder in connection with any transfers made by Holder after receipt of the Warrant Shares) and other charges payable in connection with the preparation, issuance and delivery of warrants hereunder.

ARTICLE III

RESTRICTIONS ON EXERCISE AND TRANSFER

3.1 Restrictions on Exercise and Transfer. Notwithstanding any provisions contained in this Warrant to the contrary, this Warrant shall not be exercisable or transferable and the related Warrant Shares shall not be transferable except upon the conditions specified in this Article III, which conditions are intended, among other things, to enable compliance with the provisions of the Act and applicable state securities laws in respect of the exercise or transfer of such Warrant or transfer of such Warrant Shares. The Holder of this Warrant, by acceptance hereof, agrees not to: (i) transfer this Warrant prior to delivery to the Company of an opinion of counsel or other evidence (as such opinion and such counsel or other evidence are described in Section 3.2); or (ii) transfer such Warrant Shares prior to delivery to the Company of the opinion of counsel or other evidence (as such opinion and such counsel or other evidence are described in Section 3.2) or until registration of such Warrant Shares under the Act has become effective and compliance with applicable state securities laws has been obtained.

3.2 Opinion of Counsel. In connection with any transfer of this Warrant or any transfer of the related Warrant Shares, the following provisions shall apply:

(a) If in the written opinion of counsel provided by Holder and reasonably satisfactory to Company, the proposed transfer of this Warrant and/or the proposed transfer of such Warrant Shares may be effected without registration of this Warrant and/or such Warrant Shares under the Act and applicable state securities laws, the Holder of this Warrant shall be entitled to transfer this Warrant and/or transfer such Warrant Shares in accordance with the proposed method of disposition. In lieu of such opinion of counsel the Company may, in its discretion, accept such other evidence of compliance with or exemption from the Act and applicable state securities laws as it deems satisfactory.

(b) If the Company does not obtain the opinion or other evidence referred to in Section 3.2(a), the Holder of this Warrant shall not be entitled to transfer this Warrant and/or transfer such Warrant Shares. This Warrant shall not be exercisable or transferable and the Warrant Shares shall not be transferable if such transfer would involve a violation of the Act or any applicable federal or state securities laws.

ARTICLE IV

ADJUSTMENTS

4.1	Conversion of All Preferred Stock.

(a) Number of Warrant Shares. In the event (the “Conversion Event”) that all of the Company’s Preferred Stock is converted into Common Stock pursuant to the Certificate of Incorporation, then the number of Warrant Shares available for exercise hereunder shall equal the number of shares of the Company’s Common Stock that would have been received by the Holder had such Holder exercised this Warrant with respect to all Warrant Shares available hereunder immediately prior to such Conversion Event.

(b) Warrant Price. Upon the occurrence of a Conversion Event, then the Warrant Price shall

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equal the quotient obtained by dividing: (i) the original Warrant Price; by (ii) the number of shares of the Company’s Common Stock that one (1) Warrant Share, outstanding immediately prior to such Conversion Event, would have been converted into subsequent to such Conversion Event.

4.2 Effect of Stock Splits, Reverse Stock Splits and Stock Dividends. In case at any time or from time to time while this Warrant remains outstanding the Company shall, by reclassification, by stock split or reverse stock split, by the issuance of a stock dividend on shares for which this Warrant is then exercisable payable in such shares, or by other similar means, subdivide or combine the shares of stock for which this Warrant is then exercisable into a greater or lesser number of such shares, then the number of shares which may be purchased hereunder shall be increased or decreased proportionately (as determined by the Board of Directors of the Company) effective upon consummation of such reclassification, stock split or reverse stock split or stock dividend. When any adjustment is required to the number of shares for which this Warrant is exercisable hereunder, the Warrant Price shall be decreased or increased proportionately (as determined by the Board of Directors of the Company) effective upon such adjustment.

4.3 Effect of Merger or Consolidation. In case the Company shall, while this Warrant remains outstanding, (i) enter into any consolidation with or merger into any other corporation wherein the Company is not the surviving corporation, or wherein securities of a corporation other than the Company are distributable to holders of the Warrant Shares, or (ii) sell or convey its property as an entirety or substantially as an entirety, then in connection with such consolidation, merger, sale or conveyance, lawful and adequate provision, as determined by the Board of Directors of the Company (which may determine, in good faith, that no provision is required), shall be made whereby the Holder shall thereafter be entitled to purchase, pursuant to this Warrant (in lieu of the Warrant Shares such Holder would have been entitled to purchase immediately prior to such consolidation, merger, sale or conveyance), the shares of stock or other securities or property to which the number of Warrant Shares would have been entitled at the time of such consolidation, merger, sale or conveyance, at an aggregate Warrant Price equal to that which would have been payable if all Warrant Shares had been purchased by exercise of this Warrant immediately prior thereto.

4.4 Reorganization or Reclassification. In case of any capital reorganization or any reclassification of the capital stock of the Company (except as provided in Section 4.2) while this Warrant remains outstanding, then, as a condition of such capital reorganization or reclassification, lawful and adequate provision, as determined by the Board of Directors of the Company (which may determine, in good faith, that no provision is required), shall be made whereby the Holder shall thereafter be entitled to purchase, pursuant to this Warrant (in lieu of the Warrant Shares which such Holder would have been entitled to purchase immediately prior to such reorganization or reclassification), the shares of stock of any class or classes or other securities or property to which the number of Warrant Shares would have been entitled at the time of such reorganization or reclassification, at an aggregate Warrant Price equal to that which would have been payable if all Warrant Shares had been purchased immediately prior to such reorganization or reclassification.

4.5 Statement of Adjustment. Upon each adjustment of the number of Warrant Shares hereunder, and in the event of any change in the rights of the Holder by reason of other events herein set forth, then, and in each case, the Company will promptly prepare a schedule setting forth the adjusted number of Warrant Shares, or specifying the other shares of stock, securities or assets and the amount thereof receivable as a result of such change in rights, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Company will promptly mail a copy of such schedule to the Holder. In the event of any such adjustment, the Holder shall cooperate with the Company and may be required, as a condition of effectiveness of such adjustment for such Holder, to execute and deliver to the Company such instruments and documents as may be reasonably requested by the Company to effect such adjustment and by which the Holder would acknowledge such adjustment.

4.6 Notifications by the Company. In case at any time the Board of Directors of the Company authorizes any of the following and fixes a record or distribution date therefore:

(a) the payment of any dividend payable in stock (of any class or classes) or in convertible securities upon Preferred Stock or the making of any distribution to the holders of the Preferred Stock;

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(b) the making of any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale or transfer of all or substantially all of its assets to, another corporation; or

(c) a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more such cases, the Company shall give notice as provided herein to the Holder of such record or distribution date. Such notice shall also specify the date (the “Participation Date”) as of which the holders of Preferred Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to vote on or exchange their Preferred Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale or transfer of assets, dissolution, liquidation or winding-up, as the case may be. Such notice shall be given not less than 5 days and not more than 60 days prior to the Participation Date and such notice may state that any such action remains subject to conditions, which conditions shall be generally described in such notice.

4.7 Rounding. All calculations hereunder shall be made to the nearest one-tenth (1/10) of a cent or to the nearest one hundredth (1/100) of a share, as the case may be.

ARTICLE V

CERTAIN DEFINITIONS

Capitalized terms defined herein shall have the meanings ascribed to them. In addition, the following terms shall have the following respective meanings:

“Certificate of Incorporation” shall mean the Company’s Certificate of Incorporation as currently in effect and as amended from time to time.

“Fair Market Value” of a Warrant Share shall be equal to the product of (i) the number of shares of the Company’s Common Stock into which each Warrant Share is then convertible pursuant to the Certificate of Incorporation; multiplied by (ii) the average of the daily market prices for one (1) share of the Company’s Common Stock over a period of 20 consecutive business days before such date. The market price for each such business day shall be the last sale price on such day on the principal securities exchange on which the Company’s Common Stock is then listed or admitted to trading, or, if no sale takes place on such day on any such exchange, the average of the closing bid and asked prices on such day as officially quoted on any such exchange, or if the Common Stock is not then listed or admitted to trading on any stock exchange, the market price for each such business day shall be the average of the closing bid and asked prices on such day in the over-the-counter market, as reported through NASDAQ, or, if such prices are not at the time so reported, as furnished by any member of the NASD selected by the Company. Notwithstanding the foregoing, if and so long as there shall be no exchange or over-the-counter market for the Company’s Common Stock during the 20-day period prior to the date on which the Fair Market Value is to be determined, the Fair Market Value shall be an amount determined by the Board of Directors in its reasonable discretion.

“Person” shall mean an individual, a corporation, a partnership, a trust, an unincorporated organization, or any other entity, or a governmental organization or any agency or political subdivision thereof.

ARTICLE VI

CERTAIN COVENANTS AND REPRESENTATIONS AND WARRANTIES OF THE COMPANY

6.1 The Company covenants and agrees that:

(a) it will reserve and set apart and have at all times, free from preemptive rights, a number of shares of authorized but unissued Preferred Stock or other securities or property deliverable upon the exercise of the Warrant sufficient to enable it at any time to fulfill all its obligations hereunder;

(b) in the event of lost warrants or stock certificates, Company, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or Warrant Shares, and upon receipt of an indemnity reasonably satisfactory to Company, or in the case of any such mutilation

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upon surrender and cancellation of such Warrant or Warrant Shares, the Company will make and deliver a new Warrant or Warrant Shares, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or Warrant Shares.

(c) before taking any action which would cause an adjustment reducing the Warrant Price below the then par value of the shares of Preferred Stock issuable upon exercise of the Warrant, it will take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Preferred Stock at such adjusted Warrant Price.

6.2 Company represents and warrants to the holder of this Warrant as follows:

(a) This Warrant has been duly authorized and executed by Company and is a valid and binding obligation of Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies.

(b) There are no actions, suits, audits, investigations or proceedings pending or, to the knowledge of Company, threatened against Company in any court or before any governmental commission, board or authority which, if adversely determined, could have a material adverse effect on the ability of Company to perform its obligations under this Warrant.

ARTICLE VII

MISCELLANEOUS

7.1 Entire Agreement. This Warrant contains the entire agreement between the Holder and the Company with respect to the purchase of the Warrant Shares and supersedes all prior arrangements or understanding with respect thereto.

7.2 Governing Law. This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of Illinois.

7.3 Waiver and Amendment. Any term or provision of this Warrant may be waived at any time by the party which is entitled to the benefits thereof and any term or provision of this Warrant may be amended or supplemented at any time by agreement of the Holder and the Company, except that any waiver of any term or condition, or any amendment or supplementation, of this Warrant must be in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Warrant shall not in any way affect, limit or waive a party’s rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Warrant.

7.4 Illegality. In the event that any one or more of the provisions contained in this Warrant shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in any other respect and the remaining provisions of this Warrant shall not, at the election of the party for whom the benefit of the provision exists, be in any way impaired.

7.5 Filing of Warrant. A copy of this Warrant shall be filed among the records of the Company.

7.6 Notice. Any notice required or permitted pursuant to this Warrant shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or sent by courier, overnight delivery service or confirmed facsimile, or seventy-two (72) hours after being deposited in the regular mail, as certified or registered mail (airmail if sent internationally), with postage prepaid, addressed (i) if to the Holder, to the address of the Holder most recently furnished in writing to the Company; and (ii) if to the Company, to the Warrant Office address or at such address as provided by written notice to the Holder.

7.7 No Rights as Stockholder. No provision of this Warrant shall be construed as conferring upon the Holder the right to vote, consent, receive dividends, or other than as herein expressly provided, receive notice in respect of meetings of stockholders or any other matter whatsoever as a stockholder of the Company. No provision hereof, in the absence of the exercise by the Holder hereof to purchase Warrant Shares hereunder, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of such Holder for the Warrant Price of any Warrant Shares or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

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7.8 Loss, Destruction. etc., of Warrants. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any Warrant, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Warrant, the Company will make and deliver a new Warrant, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrant. Any Warrant issued under the provisions of this Section 7.8 in lieu of any Warrant alleged to be lost, destroyed or stolen, or in lieu of any mutilated Warrant, shall constitute an original contractual obligation on the part of the Company.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name by its duly authorized officer.

RUBICON TECHNOLOGY, INC.

By:	/s/ Christopher J. Moffitt
Christopher J. Moffitt, Chief Executive Officer

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EXHIBIT A

SUBSCRIPTION NOTICE

The undersigned, the holder of the foregoing warrant (the “Warrant”), hereby (i) represents to the Company (as such term is defined in the Warrant) that the Warrant may presently be exercised and, if applicable, the Warrant Shares transferred as provided below in accordance with the terms of the Warrant; (ii) irrevocably elects to exercise purchase rights represented by the Warrant for, and to purchase thereunder, [                    ] shares of the Preferred Stock covered by the Warrant; (iii) elects, as applicable, to exercise the Conversion Right with respect to [                        ] Warrant Shares, or to make payment in full therefor of $[                    ] by certified or official bank check payable to the order of the Company; and (iv) requests (A) that certificates for such shares (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to:

Name:

Address:

Tax ID No.:

and (B) if such shares shall not include all of the shares issuable as provided in the Warrant, that a new Warrant of like tenor and date for the balance of the shares issuable thereunder be delivered to the undersigned.

Holder:

Signature:

Title or Capacity:

Dated:

RUBICON TECHNOLOGY, INC.	Exhibit A	WARRANT NO.